Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND THIRD

AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND THIRD AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (this “Amendment”) is made and entered into this 31st day of October, 2008, by and among CARAUSTAR INDUSTRIES, INC., a North Carolina corporation (“Caraustar”), each subsidiary of Caraustar listed on the signature pages hereto as a “Borrower” (Caraustar and each such subsidiary shall be referred to herein, collectively, as the “Borrowers” and each individually as a “Borrower”), each subsidiary of Caraustar listed on the signature pages hereto as a “Guarantor” (each such subsidiary shall he referred to herein, collectively, as the “Guarantors” and each individually as a “Guarantor”), the financial institutions party to the Credit Agreement (as defined below) from time to time as lenders (such financial institutions, together with their respective successors and assigns, shall be referred to herein, collectively, as “Lenders” and each individually as “Lender”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”).

Recitals:

The Borrowers, the Guarantors, the Lenders and the Agent are parties to (i) that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Agent and the Lenders have made certain revolving credit and term loans and other financial accommodations to the Borrowers, and (ii) that certain Amended and Restated Security Agreement dated as of March 30, 2006 (as at any time amended, restated, modified or supplemented, the “Security Agreement”), pursuant to which the Borrowers and the Guarantors have granted to the Agent, for the benefit of the Lenders, a continuing Lien on the Collateral to secure the Obligations.

The parties desire to amend the Credit Agreement and the Security Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By deleting Section 2.5 of the Credit Agreement in its entirety and by substituting in lieu thereof the following new Section 2.5:

2.5 Unused Line Fee. On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to: (A) 0.50% per annum times the Unused Line Amount, if the Unused Line Percentage for the immediately proceeding month (or shorter period, if applicable) is greater than or equal to 50%, or (B) 0.375% per annum times the Unused Line Amount, if the Unused Line Percentage for the immediately preceding month (or shorter period, if applicable) is less than 50%. As used herein, the term “Unused Line Amount” shall mean the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of

Credit during the immediately preceding month or shorter period if calculated on the Termination Date. As used herein, the term “Unused Line Percentage” shall mean an amount determined by dividing the Unused Line Amount for a given month (or shorter period, if applicable) by the Maximum Revolver Amount. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 2.5, all principal payments received by the Agent which have been credited to the Borrowers’ Loan Account shall be deemed to be credited to the Borrowers’ Loan Account on the date that such credit actually occurs.

(b) By deleting sub-clause (i) of clause (b) of Section 5.4 of the Credit Agreement and by substituting in lieu thereof the following new sub-clause (i):

(i) If requested by the Agent, together with each Borrowing Base Certificate delivered pursuant to Section 5.4(a), a schedule of each Borrower’s Accounts created, credits issued, cash collected and other adjustments to such Borrower’s Accounts since the last such schedule; provided that, if Availability is less than $10,000,000 at any time, Borrowers will, whether or not requested by the Agent, furnish the aforementioned schedule to the Agent and each Lender on the first Tuesday that follows such failure and on each Tuesday thereafter until such time as the Accounts Reporting Requirement is subsequently met (provided that, notwithstanding the foregoing, the schedule shall only be required to include credits issued and other adjustments to Borrowers’ Accounts on a monthly basis when delivered in connection with the delivery of each Borrowing Base Certificate);

(c) By deleting clause (b) of Section 7.4 of the Credit Agreement and by substituting in lieu thereof the following new clause (b):

(b) Each Obligor shall permit representatives and independent contractors of the Agent to visit and inspect any of such Obligor’s or any of its Subsidiaries’ properties, to examine such Obligor’s and Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss such Obligor’s and Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers’ Agent. If the Agent initiates an inspection and audit as of a date when the Average Availability as of the most recently ended fiscal month of the Obligors (i) is less than or equal to $15,000,000, the Obligors shall be responsible for the expense of such inspection and audit if more than 120 days have elapsed since the date of the initiation of the last inspection and audit, (ii) is less than or equal to $45,000,000 but greater than $15,000,000, the Obligors shall be responsible for the expense of such inspection and audit if more than 180 days have elapsed since the date of the initiation of the last inspection and audit, or (iii) is greater than $45,000,000, the Obligors shall be obligated to pay the expense of such inspection and audit if more than 360 days have elapsed since the date of the initiation of the last inspection and audit. In addition, when an Event of Default exists, the Agent may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice.

(d) By deleting clause (a) of Section 7.14 of the Credit Agreement and by substituting in lieu thereof the following new clause (a):

(a) Neither any Obligor nor any of its Subsidiaries shall prepay any Debt (whether through a prepayment, redemption, open market purchase of notes, defeasance or otherwise), except: (i) for prepayments of the Obligations in accordance with the terms of this Agreement; (ii) as required under clause (c) or (d); and (iii) that the Obligors may prepay (including through redemptions and purchases) any Debt so long as (A) no Default or Event of Default exists immediately before or immediately after giving effect to such prepayment, (B) immediately after giving effect to such prepayment (including any Loans made hereunder to finance such prepayment), and with all of the Obligors’ obligations current, Availability is greater than $20,000,000, (C) in the case of any prepayment of Debt outstanding under the Indentures, such repayment shall be a repayment, redemption or defeasance in full and not a partial repayment of the applicable lndenture, (D) in the case of any prepayment of Debt outstanding under the Indentures, a Responsible Officer delivers to the Agent a certificate (1) demonstrating compliance with clause (B) and (C) above, and (2) stating that no Default or Event of Default exists immediately before or immediately after giving effect to such prepayment, and (E) in the case of Debt other than Debt outstanding under the Indentures (“Non-Indenture Debt”), prepayments made after the Fifth Amendment Date, when aggregated with all other prepayments of Non-Indenture Debt made by Obligors after the Fifth Amendment Date, do not exceed $50,000.

(e) By deleting clause (c) of Section 7.14 of the Credit Agreement and by substituting in lieu thereof the following new clause (c):

(c) No later than March 1, 2009, the Borrowers shall provide the Agent (i) evidence of the repayment or redemption in full of the Senior Notes (2009) through a Permitted Senior Note Refinancing or of the defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2009) in accordance with the terms thereof or (ii) notice of the principal amount of the Senior Notes (2009) that remain or will remain outstanding on March 1, 2009, in which event the Agent may (and upon the written request of Required Lenders shall) establish Reserves in an amount of up to the outstanding principal amount of the Senior Notes (2009), which Reserves will be released by the Agent on the date of any repayment or redemption in full of the Senior Notes (2009) (or defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2009)) permitted hereunder. In any event, the Borrowers agree that they shall repay or redeem the Senior Notes (2009) in full through a Permitted Senior Note Refinancing or defease their obligations under the covenants under the Senior Note Indenture (2009) at least 60 days prior to the maturity thereof.

(f) By deleting Section 7.22 of the Credit Agreement and by substituting in lieu thereof the following new Section 7.22:

7.22 Reserved.

(g) By adding the following new definitions of “Fifth Amendment Date” and “Fifth Amendment Reserve” to Annex A to the Credit Agreement in proper alphabetical sequence:

“Fifth Amendment Date” means October 31, 2008.

“Fifth Amendment Reserve” means a Reserve of $5,000,000.

(h) By deleting the definitions of “Accounts Reporting Requirement,” “Applicable Margin,” “Maximum Revolver Amount,” “Permitted Acquisition” and “Reserves” contained in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definitions:

“Accounts Reporting Requirement” means the requirement that, as of any date of determination, at least one of the following conditions shall be satisfied: (a) Accounts Reporting Average Availability is equal to or greater than $25,000,000 or (b) the Fixed Charge Coverage Ratio of the Consolidated Parties, measured as of the last day of the immediately preceding calendar month for the trailing twelve month period then ended, is at least 1.0 to 1.0.

“Applicable Margin” means, from the Fifth Amendment Date until January 1, 2009:

(i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Revolving Loans), 1.25%;

(ii) with respect to LIBOR Revolving Loans, 2.25%.

The “Applicable Margin” shall thereafter be adjusted (up or down) prospectively according to the pricing grid set forth below on the first day of each fiscal quarter (beginning on January 1, 2009), as determined on each such adjustment date by the Average Availability for the fiscal quarter most recently ended:

LEVEL	AVERAGE AVAILABILITY (measured for the fiscal quarter most recently ended)	LlBOR REVOLVING LOANS	BASE RATE REVOLVING LOANS
I	Less than $5 million	2.75%	1.75%
II	Greater than or equal to $5 million but less than $20 million	2.50%	1.50%
III	Greater than or equal to $20 million	2.25%	1.25%

If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Maximum Revolver Amount” means $80,000,000, as reduced from time to time in accordance with Section 3.2(a).

“Permitted Acquisition” means the acquisition by an Obligor of all or a substantial portion of the assets of another Person in the same or a similar line of business to that conducted by the Obligors (the “Target”) so long as: (a) the Obligors shall provide the Agent notice of the proposed acquisition, and such pro forma and historical financial statements and other information, agreements and documents relating to the proposed acquisition as the Agent may request, at least 15 days prior to the proposed acquisition, all of which shall be satisfactory to the Agent in its reasonable discretion; (b) no Default or Event of Default exists immediately before or immediately after giving effect to such acquisition; (c) immediately after giving effect to such acquisition (including any Loans made hereunder to finance such acquisition), and with all of the Obligors’ obligations current, Availability is greater than $30,000,000; provided, that none of the acquired assets shall be included in the calculation of Availability for purposes of this clause (c) or otherwise until the Agent has completed such satisfactory field examinations as it may require with respect to the acquired assets (it being understood that, notwithstanding the completion of a satisfactory field examination, the Agent shall have the right, in its reasonable discretion, to establish lower advance rates and/or reserves against the acquired Accounts and Inventory and/or to elect not to include any such Accounts or Inventory as Eligible Accounts or Eligible Inventory); (d) the Obligors shall have a Fixed Charge Coverage Ratio that is at least 1.0 to 1.0, measured both (i) as of the most recently ended fiscal month for which the Obligors have delivered the financial statements required under Section 5.2(b) for the twelve fiscal month period then ended and (ii) on a pro forma basis immediately after giving effect to the acquisition for the twelve fiscal month period most recently ended; and (e) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (c) and (d) above, and (ii) stating that no Default or Event of Default exists immediately before or immediately after giving effect to such acquisition.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by the Agent from time to time in the Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, except to the extent the Agent has received landlord subordination or waiver agreements acceptable to the Agent, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) warehousemen’s or bailees’ charges, and (i) Contra Reserves. Furthermore, at all times, “Reserves” shall be deemed to include the Minimum Availability Reserve and the Fifth Amendment Reserve.

(i) By deleting the definition of “Financial Covenant Option” contained in Annex A to the Credit Agreement.

3. Amendments to Security Agreement. The Security Agreement is hereby amended by deleting the definitions of “Dominion Date” and “Inventory Appraisal Requirement” contained in Section 1 of the Security Agreement and by substituting in lieu thereof the following new definition:

“Dominion Date” means March 1, 2009, on which date Agent shall, in accordance with the terms of each Blocked Account Agreement, give notice to the applicable Clearing Bank that Agent is exercising dominion over the applicable Payment Account and that withdrawals by Grantors are no longer permitted from such Payment Account, provided that, Agent may exercise such dominion prior to March 1, 2009 if, at any time prior to such date, (a) Availability is less than $5,000,000 or (b) an Event of Default occurs.

“Inventory Appraisal Requirement” means the requirement that, as determined on the last day of each Fiscal Quarter, each of the following conditions shall be satisfied: (a) Average Availability is equal to or greater than $25,000,000 and (b) the Fixed Charge Coverage Ratio of the Consolidated Parties, measured for the trailing twelve month period then ending, is at least 1.0 to 1.0.

4. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgements and Stipulations. Each Obligor acknowledges and stipulates that the Credit Agreement, the Security Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of the Agent are duly perfected, first priority security interests and Liens; and, on and as of the opening of business on October 28, 2008, the unpaid principal amount of the Revolving Loans totaled $0 and the face amount of all issued and outstanding Letters of Credit totaled $16,219,940.50.

6. Representations and Warranties. Each Obligor represents and warrants to the Agent and the Lenders, to induce Agent and each Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Obligor and this Amendment has been duly executed and delivered by such Obligor; and all of the representations and warranties made by such Obligor in the Credit Agreement and the Security Agreement are true and correct on and as of the date hereof.

7. References to the Credit Agreement and the Security Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in the Security Agreement is to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment constitutes a Loan Document, and a breach of any representation, warranty or covenant herein shall have the consequences set forth in the Credit Agreement.

9. Conditions Precedent. The effectiveness of the amendments contained in Sections 2 and 3 hereof are subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to the Agent and the Required Lenders, unless satisfaction thereof is specifically waived in writing by the Agent and each such Lender:

(a) The Agent shall have received a duly executed counterpart of this Amendment from each of the parties hereto;

(b) The Agent shall have received the amendment fee; and

(b) No Default or Event of Default shall be in existence.

10. Amendment Fee; Expenses Agent. In consideration of the willingness of Agent and the Required Lenders to enter into this amendment as set forth herein, Borrowers agree to pay to Agent, for the benefit of those Lenders who are signatories hereto, a fee in the amount of $37,500 (the “Amendment Fee”) in immediately available funds on the date hereof. Each Lender that is a signatory hereto shall receive an amount equal to its Allocated Share of the Amendment Fee. As used herein, “Allocated Share” shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of the Commitments of all Lenders that are signatories hereto. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by the Agent and the Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and both the Credit Agreement and the Security Agreement, each as herein modified, shall continue in full force and effect.

14. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by email in portable document format (PDF) shall be deemed to be an original signature hereto.

15. Further Assurances. Each Obligor agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17. Release of Claims. To induce the Agent and the Lenders to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges the Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of the Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or ever had against the Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Obligor represents and warrants to the Agent and the Lenders that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against the Agent or any Lender.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS	CARAUSTAR INDUSTRIES, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

CARAUSTAR CUSTOM PACKAGING GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico. Vice President

CARAUSTAR RECOVERED FIBER GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR MILL GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

SPRAGUE PAPERBOARD, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GUARANTORS	PBL INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico. Vice President

GYPSUM MGC, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENEY GYPSUM COMPANY

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR, G.P.

By:	CARAUSTAR INDUSTRIES, INC.,
General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Senior Vice President

By:	CARAUSTAR INDUSTRIAL AND
CONSUMER PRODUCTS GROUP, INC.,
General Partner

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

McQUEENY GYPSUM COMPANY, LLC

By:	McQUEENEY GYPSUM COMPANY,
Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

RECCMG, LLC

By:	CARAUSTAR MILL GROUP, INC.,
Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Vice President

FEDERAL TRANSPORT, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

AUSTELL HOLDING COMPANY, LLC

By:		CARAUSTAR INDUSTRIES, INC.,
Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico,
Senior Vice President

CAMDEN PAPERBOARD CORPORATION

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CHICAGO PAPERBOARD CORPORATION

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

HALIFAX PAPER BOARD COMPANY, INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR CUSTOM PACKAGING GROUP
(MARYLAND), INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

PARAGON PLASTICS, INC.

By:		/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

[Signatures continued on following page]

AGENT	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

REQUIRED LENDERS	BANK OF AMERICA, N.A.

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Senior Vice President

WELLS FARGO FOOTHILL, LLC

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title: